UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2008
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

1000 East Hanes Mill Road	27105
Winston-Salem, NC	(Zip Code)
(Address of principal executive
offices)
Registrant’s telephone number, including area code: (336) 519-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 9.01.	Financial Statements and Exhibits.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On December 9, 2008, the Board of Directors of Hanesbrands Inc., a Maryland corporation (“Hanesbrands”), adopted amended and restated bylaws (the “Amended and Restated Bylaws”). The material changes to Hanesbrands’ bylaws (the “Bylaws”) resulting from the adoption of the Amended and Restated Bylaws are described below. The description below is qualified in its entirety by reference to the complete Amended and Restated Bylaws, which are included with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.
     Expanded Information under Advance Notice Provision. The Bylaws contained “advance notice” provisions requiring any stockholder of Hanesbrands proposing a director nominee or any other matter for consideration at a meeting of the stockholders to provide advance notice to the company, along with specified information about the stockholder and its proposal. The Amended and Restated Bylaws retain that advance notice provision but expand the information requirement to include more specific detail regarding ownership of securities and any substantial interest in Hanesbrands, hedging activities and the investment strategy of such stockholder, the proposed nominee and affiliated persons. The amendments to the advance notice provisions do not affect a stockholder’s right to submit proposals for inclusion in Hanesbrands’ proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934.
     Stockholders Meetings. The Amended and Restated Bylaws also include other changes related to stockholders meetings, including:
•	providing for “householding” of notices of stockholders meetings;

•	clarifying that an irregularity in providing notice of a stockholders meeting will not affect the validity of the meeting;

•	providing that Hanesbrands may postpone or cancel a stockholders meeting by making a public announcement;

•	expanding the powers of the chairman over the conduct of the meeting to include complying with any state or local laws and regulations concerning safety and security;

•	clarifying the responsibilities of the inspectors of elections;

•	clarifying certain procedures with respect to stockholder-requested meetings; and

•	removing a reference in the Bylaws to the specific month during which the annual meeting of stockholders is to be held to provide greater flexibility in conformance with a recent amendment to Maryland law.
     Other Miscellaneous Changes. The Amended and Restated Bylaws also include a number of other miscellaneous changes. One clarifies the procedures for the resignation of a director. Another series of revisions removes certain outdated or unnecessary provisions, including provisions concerning the closing of the transfer books, liability for losses which may occur by reason of the failure of a financial institution and the giving of bonds by directors, the treasurer and assistant treasurers. Provisions regarding reliance by directors and officers on information prepared or presented by others have been revised to track Maryland law more closely. The Amended and Restated Bylaws also clarify the power of the Board of Directors and the stockholders to ratify prior actions or inactions by Hanesbrands and add a new section providing for procedural flexibility in the event of an emergency.
     In addition to the amendments described above, the Amended and Restated Bylaws include certain changes to (1) clarify language, (2) conform to current Maryland law and (3) make various other technical corrections and non-substantive changes.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
     Exhibit 3.1 Amended and Restated Bylaws of Hanesbrands Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 15, 2008	HANESBRANDS INC.
	By:	/s/ Joia M. Johnson
Joia M. Johnson
Executive Vice President, General Counsel and Corporate Secretary

Exhibits
3.1	Amended and Restated Bylaws of Hanesbrands Inc.